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EXHIBIT 27
SELECTED FINANCIAL DATA
(IN THOUSANDS)
December 31, 1997

Cash                                                      $ 3,032
Federal Funds Sold                                          5,650
Investments Available for Sale                             11,215
Loans, Net of Unearned Fees and Interest                   58,623
Allowance for Losses                                          587
Other Assets                                                4,857
Total Assets                                               82,790
Deposits                                                   74,574
Short-Term Borrowings                                          43
Other Liabilities                                             692
Common Stock                                                2,334
Other Stockholders' Equity                                  5,147
Total Liabilities & Stockholders' Equity                   82,790
Interest on Loans                                           5,902
Interest on Investments                                       740
Other Interest Income                                         124
Total Interest Income                                       6,766
Interest on Deposits                                        3,034
Total Interest Expense                                      3,034
Net Interest Income                                         3,732
Provision for Loan Losses                                     178
Securities Gain/Loss                                          -0-
Noninterest Income                                            761
Noninterest Expense                                         2,473
Income Before Tax                                           1,842
Income Taxes                                                  715
Net Income                                                  1,127
Earnings Per Share                                           2.42
Net Interest Yield - EA                                     4.37%
Loans - Non Accrual                                           -0-
Loans Past Due > 90 Days                                       39
Troubled Debt Restructuring                                   -0-
Potential Problem Loans                                       -0-
Allowance - Beginning                                         563
Total Charge-Offs                                             209
Total Recoveries                                               55
Allowance - End of Period                                     587
Loan Loss - Domestic                                          587
Loan Loss - Foreign                                           -0-
Loan Loss - Unallocated                                       -0-




(b)  Exhibit 99 - Proxy Statement
FIRST CENTRAL BANCSHARES, INC.
PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, APRIL 16, 1998

THIS PROXY STATEMENT, together with the enclosed proxy, which is first being mailed to shareholders on or about March 16, 1998, is furnished in connection with the solicitation of proxies by the Board of Directors of First Central Bancshares, Inc., a Tennessee corporation (the "Corporation"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, April 16, 1998, at 7:00 p.m. local time, in the main office of First Central Bank at 725 Highway 321 North, Lenoir City, Tennessee 37771.

Voting
Shareholders of the Corporation of record at the close of business on March 10, 1998, the record date designated by the Board of Directors, will be entitled to notice of and to vote at the Annual Meeting. On that date, the Corporation had outstanding 513,281 shares of $5.00 par value per share common stock (the "Common Shares").

The presence in person or by proxy of the holders of a majority of the issued and outstanding Common Shares entitled to vote at the Annual Meeting is necessary in order to constitute a quorum. The election of each of the nominees to the Board of Directors of the Corporation will require the affirmative vote of a majority of the Common Shares voting at the Annual Meeting. The affirmative vote of a majority of the Common Shares voting at the Annual Meeting is required for the ratification of the selection of the independent accountants and auditors.

Each holder of the Common Shares is entitled to one vote for each Common Share held on all matters submitted before the Annual Meeting or any adjournment or adjournments thereof. Cumulative voting is not provided for in the election of directors.

Common Shares represented by properly executed proxies, unless previously revoked, will be voted in accordance with the instructions on such proxies. If no instruction is indicated on the proxy, the named holders of the proxies will vote such Common Shares in favor of all nominees named in this Proxy Statement and the ratification of the selection of independent accountants and auditors. The named holders of proxies also will use their discretion in voting the Common Shares in connection with any other business that properly may come before the Annual Meeting.

Any shareholder who sends in a proxy has the power to revoke that proxy any time prior to the exercise of the proxy by giving written notice to the Secretary of the Corporation at its executive offices located at 725 Highway 321 North, Lenoir City, Tennessee 37771. Shareholders also may revoke proxies either by a later dated proxy, if the Corporation receives such proxy prior to the exercise of the prior proxy, or by attending the Annual Meeting and voting in person.

Information Regarding Certain Beneficial Owners
The  following table sets forth certain information concerning the
beneficial  ownership  (as  defined  by  certain  rules   of   the
Securities  and Exchange Commission) of the Common Shares  by  (a)
directors and persons nominated to become directors of the Corporation, and (b) directors and officers of the Corporation as a group. There are no persons known to the Corporation to be the beneficial owners of more than 5% of the outstanding Common Shares of the Corporation. The information shown in this Proxy Statement, unless otherwise indicated, is based on information provided to the Corporation as of March 1, 1998.
     Amount and Nature of
     Name of Beneficial Owner Beneficial Ownership(1)  Percent  of
Class(2)
(a)  Ed F. Bell                    10,883                  2.12%
     Barry H. Gordon               14,439           (3)(4) 2.81%
     Robert H. Grimes              10,711           (3)(5) 2.09%
     Jack Hammontree                  549              (3) 0.11%
     Gary Kimsey                   17,383              (3) 3.39%
     G. Bruce Martin                7,150                  1.39%
     Willard D. Price              10,648              (3) 2.07%
     Benny L. Shubert               6,655              (3) 1.30%
     Peter G. Stimpson             15,306              (3) 2.98%
     Guilford F. (Tim) Tyler, Jr.   8,058        (3)(4)(5) 1.57%
     Ted L. Wampler, Jr.            8,651                  1.68%
     James W. Wilburn, III          8,738           (3)(4) 1.71%
(b)  Directors and officers as a  123,427           24.05%
     group (12 persons)

(1) Includes Common Shares as to which each shareholder, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power. Unless otherwise indicated, each listed shareholder possesses sole voting and investment power With respect to all of the Common Shares shown opposite his name.
(2)  Based upon 513,281 Common Shares issued and outstanding.
(3)  Includes share held by and/or joint with spouse.
(4)   Includes  shares  held  by the named  individuals'  children and/or dependents.
(5) Includes shares held by Mr. Tyler's and Mr. Grime's individual retirement accounts.

Election of Directors (Proposal 1)
The Board of Directors of the Corporation is divided into three classes with the three-year term of office of each class expiring in succeeding years. At the Annual Meeting the following four persons, all of whom are members of the present Board of Directors are nominees for election. Each director elected at the Annual Meeting will hold office until the annual meeting of shareholders held in 2000 or until their successors are elected and qualified.

Two-Year Term Expiring 2000
Jack Hammontree

Three-Year Term Expiring 2001
Ed F. Bell
Gary Kimsey
Dr. Petter Stimpson
James W. Wilburn, III

Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as directors of the nominees listed above. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such an event should occur, the proxy will be voted with discretionary authority for a substitute or substitutes as shall be designated by the current Board of Directors.

The following table contains certain information concerning the directors of the Corporation including the nominees, which information has been furnished to the Corporation by the Individuals named:
                                                    Year First
     Name and Positions                              Became a
      With  the  Corporation   Age           Principal  Occupation
Director

     Ed F. Bell          62 Banker                      1991
      President and Chief
      Executive Officer
     Barry Gordon        51 Veterinarian, Lenior City Animal1991
                              Clinic
     Robert D. Grimes    60 Robert D. Grimes Construction Co. 1991
     Jack Hammontree     56 Vice President, Baker Realty1997
     Gary Kimsey         55 President, Gemtron Corp.    1991
     G. Bruce Martin     46 Agent, State Farm Insurance Co. 1991
     Willard D. Price    51 Banker                      1991
      Executive Vice
      President and Cashier
     Benny Shubert       64 Owner, Shubert Motors       1991
     Dr. Peter Stimpson  49 Physician                   1991
     Guilford F. (Tim)   50 Banker                      1991
      Tyler, Jr.
      Senior Vice President
     Ted Wampler         39 President, Wampler's Farm Sausage1991
                              Co.
     James Wilburn, III  47 President, Wilburn Hardware 1991

Description of the Board and Committees
The Board holds monthly meetings and special meetings as called. Each director receives $750 for each meeting of the Board of
Directors attended and receives no compensation for committee meetings attended. During the fiscal year ended December 31, 1996, the Board of Directors held 13 meetings. All incumbent directors attended more than 75% of the aggregate number of meetings of the Board and committees of the Board on which they served. The Board of Directors has three (3) standing committees consisting of the Executive, Audit, and Investment Committees. The Board of Directors does not have a nominating or compensation committee.

The Executive Committee is composed of Messrs. Bell, Gordon, Martin, Kimsey, Tyler, and Wampler. The Executive Committee reviews corporate activities, loan requests, makes recommendations to the Board on policy matters and makes executive decisions on matters that do not require a meeting of the Full Board of Directors. The Executive Committee met 16 times in 1997.

The Audit Committee, composed of Messrs. Martin, Wilburn, Stimpson and Schubert, reviews annual and interim reports of independent auditors and provides the recommendation of independent auditors. The Audit Committee met 2 times during 1997.

The Investment Committee is composed of Messrs. Price, Hammontree, Grimes, and Wilburn. The Investment Committee reviews and directs the investment portfolio of the Bank. The Investment Committee held 2 meetings in 1997.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table
The following table sets forth the aggregate compensation paid by the Corporation and its subsidiaries to the President of the
Corporation and the four most highly compensated executive officers of the Corporation or its subsidiaries, for services rendered in all capacities during the fiscal years ended December 31, 1997, 1996 and 1995. No executive officer compensation exceeded $100,000 during such years.

Annual Compensation

     Year                      Salary   Bonus Other   Annual
     Name and Principal Position ($)     ($)   ($)      ($)
     Ed F. Bell President and CEO1997  73,00017,504   29,183
                                 1996  67,000 6,527   24,172
                                 1995  60,000 5,886    4.800

Certain and Related Transactions
Some directors and officers of First Central Bank, the principal banking subsidiary of the Corporation ("the Bank") at present, as in the past, are customers of the Bank and have had and expect to have loan transactions with the Bank in the ordinary course of business. In addition, some of the directors and officers of the Bank are at present, as in the past, affiliated with businesses which are customers of the Bank and which have had and expect to have loan transactions with the Bank in the ordinary course of business. These loans were made in ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties. In the opinion of the Board of Directors, these loans do not involve more than a normal risk of collectibility or present other unfavorable features.

The following directors were indebted to the Bank as of December 31, 1997 as follows: Gordon: $119,000; Wampler: $90,189; Shubert:
$418,383*; Stimpson: $325,831. No other director or executive officer (or their affiliate) was indebted $60,000 or more to the bank.

* Direct liability: $357,806; Indirect liability: $60,577

The Bank entered into a construction agreement with Robert Grimes Construction, Inc., of which Robert D. Grimes is sole owner, to build the Bank's Kingston office. For the Kingston office, Grimes' fee amounted to approximately $37,500 according to the contract which was cost of construction plus 10%. The project was completed in December.

Approval of Independent Public Accountants (Proposal 2)
The Board of Directors of the Bank has selected Pugh and Company, P.C., CPAs as its independent public accountants for 1998. Pugh and Company, P.C., CPAs were also employed by the Bank in this capacity in 1997. A representative from Pugh and Company, P.C.,CPAs is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so. The representative is also expected to be available to respond to appropriate questions.

Expenses of Solicitation
The Corporation will pay the total expense of preparing, assembling, printing, and mailing proxies and proxy solicitation materials. It may be that, following the original solicitation, some further solicitation will be made by officers and directors of the Corporation, who will not receive additional compensation for such activities.

Shareholder Proposals
Shareholders' proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Corporation at its executive offices on or before December 31, 1998 to be included in the proxy statement and form of proxy relating to that meeting.

Other Matters
At the time of preparation of this Proxy Statement, the Board of Directors of the Corporation has not been informed and is not aware of any matters to be presented for action at the Annual
Meeting other than the matters listed in the notice of meeting included with this Proxy Statement. If any other matters should come before the Annual Meeting, or any adjournment thereof, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote on such matters according to their best judgment.

Availability of Annual Report on Form 10-K
A copy of the Corporation's Annual Report on Form 10-K, including the financial statements and schedule thereto, which is filed with the Securities and Exchange Commission, is available without charge to each shareholder of record upon written request to First Central Bancshares, inc., Attn: Willard D. Price, Chief Financial Officer, 725 Hwy. 325 North, Lenoir City, Tennessee 37771. Each such written request must set forth a good faith representation that as of the record date, March 10, 1998 the person making the request was a beneficial owner of Common Shares entitled to vote at the Annual Meeting. Exhibits to the Form 10-K will also be supplied upon the written request to the Chief Financial
Officer and payment to the Corporation of its cost of furnishing the requested exhibits. The copy of the Form 10-K furnished without charge to the requesting shareholder will be accompanied by a list briefly describing all of the exhibits and indicating the cost of furnishing the exhibits.

BY THE ORDER OF THE BOARD OF DIRECTORS

                              /s/ Ed F. Bell

Ed F. Bell, President and CEO
March 16, 1998

(c)  Reports on Form 8-K, None.
FORM 1O-KSBA

SIGNATURES


In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





FIRST CENTRAL BANCSHARES, INC.

Date:  3/30/98        By:  /s/ Ed F. Bell
                      Ed. F. Bell Chairman, President and Chief
                       Executive Officer


Date:  3/30/98        By:  /s/ Willard D. Price
                       Willard  D. Price Executive Vice  President
and
                      Chief Financial Officer


In accordance with Section 13 or 15(d) of the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:



_________________________________
____________________________________
Ed F. Bell, Chairman, President   Willard D. Price, Executive Vice
 and Chief Financial Officer       President and Chief Financial
 Director                          Officer, Director
Date:                                                      3/30/98
Date:           3/30/98



___________________________________
____________________________________
Jack Hammontree, Director         Barry H. Gorden, Director
Date:                             Date:



___________________________________
____________________________________
Robert D. Grimes, Director        Gary Kimsey, Director
Date:                             Date:



___________________________________
____________________________________
B.G. Bruce Martin, Director       Peter G. Stimpson, Director
Date:                             Date:



___________________________________
____________________________________
Benny L. Shubert, Director        Ted L. Wampler, Jr., Director
Date:                             Date:



___________________________________
____________________________________
Guilford F. Tyler, Jr., Director  James W. Wilburn, III, Director
Date:                             Date:



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